UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CITIZENS, INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF CITIZENS, INC.
Executive Offices: 400 East Anderson Lane, Austin, Texas 78752
To the Shareholders of Citizens, Inc.:
Notice is hereby given that the Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 3, 2008, at 10:00 a.m., Central Daylight Time, at Citizens Academy, 18617 East Highway 29, Buchanan Dam, Texas 78609, for the following purposes:
(1)	To elect the nine (9) members of the Board of Directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for 2008; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.
It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.
Shareholders are cordially invited to attend the meeting in person. If you are receiving this Proxy Statement as a part of Full Set Delivery, please complete and sign the enclosed proxy card and mail it promptly to the transfer agent in the envelope provided. No postage is required. In accordance with the Notice of Internet Availability of Proxy Materials that was sent on or before April 24, 2008 to all shareholders, Internet and telephone voting are also available through 11:59 p.m. Eastern Daylight Time on June 2, 2008. If you vote your proxy by Internet or by telephone in accordance with this Proxy Statement or in accordance with the Notice of Internet Availability of Proxy Materials, you do not need to mail back your proxy card. If you attend the meeting you may revoke your proxy and vote in person. IF YOUR SHARES ARE HELD IN STREET OR NOMINEE NAME, PLEASE RESPOND TO THE COMMUNICATION YOU RECEIVE FROM THE HOLDER OF RECORD AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 3, 2008: The Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/cia.

By Order of the Board of Directors

April 24, 2008	Geoffrey M. Kolander, Secretary

CITIZENS, INC.
400 East Anderson Lane
Austin, Texas 78752
April 24, 2008
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2008
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Citizens, Inc. for use at the Annual Meeting of Shareholders to be held Tuesday, June 3, 2008, at 10:00 a.m., Central Daylight Time, (the “Meeting”) at Citizens Academy, 18617 East Highway 29, Buchanan Dam, Texas 78609. You will find a map with directions to the meeting on the inside back cover of the Proxy Statement. We are distributing this Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2007 to each of our shareholders on or about April 24, 2008.
In July 2007, the Securities and Exchange Commission added a mandatory component to the “e-proxy rules.” This mandatory component was codified in Rule 14a-16 promulgated under the Securities Act of 1934, as amended, and provides that a registrant may furnish a proxy statement or annual report to a security holder by sending the security holder a Notice of Internet Availability of Proxy Materials 40 or more calendar days prior to the Annual Meeting of Shareholders (“Notice and Access”). Compliance with this rule change is not mandatory for Citizens, Inc. until January 2009. However, in conjunction with our management, the Board of Directors of Citizens, Inc. has voted to voluntarily comply with Notice and Access in 2008. On or before April 24, 2008, Notice of Internet Availability of Proxy Materials were sent to our shareholders, giving them the option to execute a proxy, via an on-line format as of the time the Notice of Internet Availability of Proxy Materials were sent, or the option to request a full set delivery of this Proxy Statement and the 2008 Annual Report to Shareholders.
The following matters will be acted on at our Meeting:
•	Elect the nine (9) members of our Board of Directors;

•	Ratify the appointment of Ernst & Young LLP as our registered independent public accounting firm for 2008; and

•	Transact such other business as may properly come before the Meeting or any adjournment thereof.
If you received this Proxy Statement in accordance with Full Set Delivery, you are requested to complete the enclosed proxy card, sign where indicated, and return it to our transfer agent in the envelope provided, which requires no postage if mailed in the United States. Solicitation of proxies will be primarily through the mail. Proxies may also be solicited by personal solicitation, telephone or Internet, by our directors, officers and employees at no additional cost to you. We will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by such persons, firms, or institutions, and we will reimburse the forwarding expense. The cost of this solicitation will be borne by us.

PROXIES
Shares represented by properly executed proxies received by us prior to the Meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal it will be voted FOR the director nominees listed in this proxy statement and FOR the proposal to ratify the appointment of Ernst & Young LLP. If other matters come before the Meeting, the persons named on the accompanying proxy will vote in accordance with their best judgment with respect to such matters. A person giving a proxy will have the power to revoke it at any time before it is voted by notifying our Secretary in writing or by personally withdrawing such proxy at the Meeting. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers who have not received instructions from their customers in uncontested elections may vote in the election of directors shares held in street name.
Shareholders may vote using any of the following methods:
1.	BY MAIL: If you received this Proxy Statement in conjunction with a Full Set Delivery request, then mark, sign and date your proxy card and return it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll free (800) 652-VOTE (8683).
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 2, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
3.	BY INTERNET: http://www.investorvote.com/cia
•	Use the internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 2, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
A shareholder may revoke his or her proxy at any time before it is exercised by:
1.	giving written notice of revocation no later than the commencement of the Meeting to our Secretary, Geoffrey M. Kolander:
•	If before commencement of the meeting on the date of the Meeting, by personal delivery to Mr. Kolander at the meeting site; and

•	If delivered before the date of the Meeting, to Mr. Kolander at Citizens’ offices, 400 East Anderson Lane, Austin, Texas 78752;
2.	delivering no later than the commencement of the Meeting a properly executed, later-dated proxy; or

3.	voting in person at the meeting.

Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Meeting. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the proposals. The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the approval of the matters above, we do not anticipate that any other matters will be raised at the Meeting.
RECORD DATE
Only shareholders of record at the close of business on April 7, 2008 are entitled to vote at the Meeting. As of the record date, we had outstanding and entitled to vote 43,096,641 Class A shares of common stock and 1,001,714 Class B shares of common stock. Also outstanding as of the record date, were 29,014 shares of Series A Preferred Stock, entitled to vote based on the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date (or 2,525,300 shares of Class A common stock).
QUORUM AND VOTING
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class of our common stock entitled to vote at the Meeting, including, for the purposes of the Class A common stock vote, the presence, in person or by proxy, of holders of Series A Preferred Stock voting on the basis of the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date, is necessary to constitute a quorum for that particular class of common stock at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn or recess the Meeting from time to time for up to thirty (30) days without notice, other than announcement at the Meeting, until a quorum is present or represented. At such reconvened Meeting wherein a quorum is present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
We have two classes of common stock. Both classes of common stock are equal in all respects, except that (i) Class B common shareholders elect a simple majority of our Board of Directors and Class A common shareholders elect the remaining directors; and (ii) Class A shareholders are entitled to receive, on a per-share basis, twice the cash dividends paid on a per-share basis to Class B shareholders. Each outstanding share of common stock has one vote in all matters to be considered at the Meeting. In the election of directors, the nominees receiving the highest number of votes cast in their favor will be elected to our board, subject to the right of the Class B shareholders to elect a simple majority of the directors.
As of the record date, there were 29,014 shares of Series A Preferred Stock outstanding, entitled to vote based on the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date (or 2,525,300 shares of Class A common stock).
Management knows of no matters to be submitted at the Meeting with respect to which the shareholders are entitled to vote, other than the proposals described in this proxy statement. In the event other matters properly come before the Meeting, the persons named in the proxy will vote according to their best judgment.

The following table shows, as of April 7, 2008, certain information with regard to the beneficial ownership of our common stock:
•	by each of our executive officers and directors,

•	by all of our executive officers and director nominees as a group, and

•	by each person or group who is known by us to own beneficially more than 5% of our outstanding common stock.

	Shares Owned and	Percent of
Name and Address	Nature of Ownership(1)	Class

Harold E. Riley	4,142,285 Class A(2)	9.6%
400 E. Anderson Lane	1,001,714 Class B(2)	100.0%
Austin, TX 78752

Rick D. Riley	866,430 Class A(3)	2.0%
400 E. Anderson Lane Austin, TX 78752

Ray A. Riley	542,560 Class A(4)	1.3%
400 E. Anderson Lane Austin, TX 78752

Randall H. Riley	185,115 Class A	(5)
400 E. Anderson Lane Austin, TX 78752

Geoffrey M. Kolander	-0-	(5)
400 E. Anderson Lane Austin, TX 78752

Thomas F. Kopetic	767 Class A	(5)
400 E. Anderson Lane Austin, TX 78752

Larry D. Welch	820 Class A	(5)
400 E. Anderson Lane Austin, TX 78752

Larry E. Carson	1,066 Class A	(5)
400 E. Anderson Lane Austin, TX 78752

Joshua G. Arnold	160 Class A	(5)
400 E. Anderson Lane Austin, TX 78752

	Shares Owned and	Percent of
Name and Address	Nature of Ownership(1)	Class

Brent W. Balke	188 Class A	(5)
400 E. Anderson Lane Austin, TX 78752

Timothy T. Timmerman	9,088 Class A	(5)
4903 Whitethorn Court Austin, TX 78746

Steven F. Shelton	3,039 Class A	(5)
7359 Road X Lamar, CO 81052

Dr. E. Dean Gage	1,802 Class A	(5)
9561 Twelve Oaks Lane College Station, TX 77845

Dr. Richard C. Scott	3,447 Class A	(5)
4638 Baylor Camp Rd. Crawford, TX 76638

Grant G. Teaff	5,842 Class A	(5)
8265 Forest Ridge Waco, TX 76712

Dr. Robert B. Sloan, Jr.	-0-	(5)
7706 Fondren Road Houston, TX 77074

All executive officers	5,762,609 Class A	13.4%
and directors as a group (16 persons)	1,001,714 Class B	100.0%

Galindo, Arias & Lopez (as trustee of	9,547,596 Class A	(6)
four non-U.S. trusts and/or record holder)Ave. Federico Boyd y Calle 51 Este #18 Edificio Scotia Plaza, Piso 10 Panama City, Panama

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property law.

(2)	Owns 3,746,983 Class A shares directly and his spouse owns 395,302 Class A shares. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 1,001,714 issued and outstanding shares of Class B common stock.

(3)	Owns 509,905 Class A shares directly, 40,833 Class A shares as trustee for and joint tenant with spouse, and 325,692 Class A shares indirectly as trustee for minor children.

(4)	Owns 309,202 Class A shares directly, 26,398 Class A shares as joint tenant with spouse, and 206,789 Class A shares indirectly as custodian for spouse and minor children.

(5)	Less than one percent (1%).

(6)	This number and the information in this footnote was obtained from an amended Schedule 13D filed with the SEC on or about March 5, 2008. Galindo, Arias & Lopez is a Panamanian law firm which is the 100% owner of two trust companies, Gala Management Services, Inc. (“Gala”) and Regal Trust (BVI) Ltd. (“Regal”). The principal business of each of these companies is to act as trustee for two trusts each. The beneficiaries of these trusts are (i) non-U.S. policyholders of a Company insurance subsidiary, CICA Insurance Company of America (“CICA”), who, since 1987, have assigned their life insurance policy dividends, paid and payable by CICA, to two trusts administered by Gala and Regal (one trust each), and (ii) non-U.S. insurance sales associates of CICA who, since 1987, have assigned various life insurance policy sales commissions paid and payable to them to two trusts administered by Gala and Regal (one trust each). The purpose of each trust is to accumulate our Class A common stock for its beneficiaries. In order to join a trust, a policyholder or sales associate must certify that he or she is neither a citizen nor a resident of the United States. No beneficiary has power to direct a purchase or sale of the Class A common stock held by a trust so long as such beneficiary has not liquidated such beneficiary’s participation in such trust.
The reporting persons named below may be deemed to be a group as defined in Rule 13d-5(b) under the Securities Exchange Act of 1934 and, as such a group, may be deemed to beneficially own an aggregate of 9,547,596 shares of Class A common stock (22.17% of the outstanding Class A common stock as of the record date).
GAMASE Insured Trust holds 5,589,657 shares of the Class A common stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (12.97% of the outstanding Class A common stock as of the record date).
Regal Policyholders Trust holds 3,187,170 shares of the Class A common stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (7.4% of the outstanding Class A common stock as of the record date).
Gala Trust is the sole trustee of GAMASE Insureds Trust and GAMASE Agents Trust, a trust established under the laws of the Republic of Panama (“GAMASE Agents Trust”) and holds 311,733 shares of the Class A common stock (constituting approximately 0.72% of the outstanding Class A common stock) and may be deemed to beneficially own such shares pursuant to Rule 13d-3, and therefore may be deemed to beneficially own 5,901,390 shares of the Class A common stock (constituting approximately 13.7% of the outstanding Class A common stock as of the record date).
Regal is the sole trustee of Regal Policyholders Trust and CICA Associates Trust, a trust established under the laws of the British Virgin Islands (“Regal Associates Trust”) and holds 459,036 share of the Class A c0ommon stock (constituting approximately 1.06% of the outstanding Class A common stock) and may be deemed to beneficially own such shares pursuant to Rule 13d-3, and therefore may be deemed to beneficially own 3,646,206 shares of the Class A common stock (constituting approximately 8.46% of the outstanding Class A common stock as of the record date).
Galindo, Arias & Lopez owns a 100% interest in each of the Gala Trust and Regal, and therefore may be deemed to beneficially own 9,547,596 shares of the Class A common stock (22.2% of the outstanding Class A common stock as of the record date).
No not-for-value transfers were effected by the Reporting Persons over the past 60 days.
None of the above named persons owns any of our Series A Preferred Stock. We are not aware of any arrangement, including any pledge by any person, of our common stock, the operation of which may at a subsequent date result in a change of control of our Company.
CONTROL OF THE COMPANY
Harold E. Riley is deemed to be the “controlling shareholder” of our Company. Mr. Riley owns, directly and indirectly, 4,142,285 shares (9.6%) of the outstanding Class A common stock and 1,001,714 shares (100.0%) of the Class B common stock, which stock elects a majority of our Board of Directors.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Harold E. Riley has advised us that he intends to vote all of his Class A shares in favor of the Class A nominees and all of the Class B shares owned by the Harold E. Riley Trust in favor of the Class B nominees. Class A nominees receiving the highest number of votes cast in their favor will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted. The Class B nominees will be elected as directors upon the affirmative vote of the Class B shares by Harold E. Riley as Chairman of the Harold E. Riley Trust. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.
Listed below are the persons who have been nominated for election as our directors to serve for one year until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. Class A shareholders will vote on the nominees indicated below for election by Class A shareholders, and Class B shareholders will vote on the Class B nominees.
Nominees for Election by Class A Shareholders

		Principal	Director
Name	Age	Occupation	Since

Dr. E. Dean Gage	65	Private Investments;	2000
		Former President and Executive
		Vice President and Provost Emeritus,
		Texas A&M University
		College Station, TX

Steven F. Shelton	52	Farmer/Rancher	1993
		Principal owner of Prairie
		Wind Energy
		Lamar, CO

Dr. Robert B. Sloan	59	President and Chief	2007
		Executive Officer
		Houston Baptist
		University
		Houston, TX

Timothy T. Timmerman	47	President	1989
		Commerce Properties of Texas

Nominees for Election by Class B Shareholders

		Principal	Director
Name	Age	Occupation	Since

Harold E. Riley**	79	Chairman of the Board	1987
		and CEO of the Company
		Austin, TX

Rick D. Riley **	54	Vice Chairman and President of	1989
		the Company; Chairman of the
		Board, President and CEO of
		CICA Life Insurance Company of
		America and subsidiaries
		Austin, TX

Geoffrey M. Kolander	32	Vice President, Corporate	2007
		Secretary and General Counsel
		of the Company
		Austin, TX

Dr. Richard C. Scott	73	Private Investments; Former	2000
		Vice President, Development,
		Baylor University
		Waco, TX

Grant G. Teaff	74	Executive Director,	2004
		American Football Coaches
		Association
		Waco, TX

**	Harold E. Riley is the father of Rick D. Riley, Ray A. Riley, our Executive Vice President, Chief Marketing Officer, and Randall Riley, Vice President, Investor Relations and Public Relations and Vice President, Latin American Division of our primary insurance subsidiary, CICA Life Insurance Company of America. There are no other family relationships between or among the nominees to our Board and our executive officers.
Information concerning the nominees is set forth below:
Dr. E. Dean Gage, Retired and private investments, 2008 to present; Executive Director and Bridges Endowed Chair, Center for Executive Leadership in Veterinary Medicine, Texas A&M University, College Station, Texas, 2004 to 2008; Associate Dean for Professional Programs, College of Veterinary Medicine, Texas A&M University, College Station, Texas, 2001 to 2004; President and CEO of Men’s Leadership Ministries, Dallas, Texas, 1996 to 2001; Executive Director of Center for Executive Leadership, Mays School of Business, Texas A&M University, College Station, Texas, 1994 to 1996; President, Texas A&M University, College Station, Texas, 1993 to 1994; Executive Vice President and Provost, Texas A&M University, College Station, Texas, 1989 to 1993.
Steven F. Shelton, Rancher/Farmer from 1974 to present; Director, First Centennial Corporation, from January to October 1989 and August 1990 to 1992. Principal owner of Prairie Wind Energy, a wind energy development company formed in 2004.

Dr. Robert B. Sloan, Jr., President and Chief Executive Officer, Houston Baptist University from 2006 to present; Chancellor, Baylor University, 2005 to 2006; President and Chief Executive Officer, Baylor University from 1995 to 2005.
Timothy T. Timmerman, President, Commerce Properties of Texas from 1990 to present; Partner, Realcom Management from 1990 to 2007.
Harold E. Riley, controlling stockholder; our Chairman of the Board from 1987 to present and CEO from June 2006 to present; Chairman of the Board of us and our affiliates from 1994 to 1999; Chairman of the Board and Chief Executive Officer of us from 1992 to 2000; Chairman of the Board and Chief Executive Officer of us and our affiliates from 1992 to 1999; President of us and our affiliates from November 1996 to March 1997; Chairman of the Board, Chief Executive Officer and President of us and our affiliates from 1987 to 1992; Chairman of the Board, President and Chief Executive Officer, Continental Investors Life Insurance Company from 1989 to 1992.
Rick D. Riley, President and Chief Corporate Officer since 2007; our Vice Chairman since 2000; Vice Chairman and CEO from October 2000 to July 2005; Chairman of the Board of Directors, President and CEO of CICA LIFE Insurance Company of America and its affiliates, our subsidiary, from February 2004 to July 2005. Chairman of the Board of Directors, President and CEO of Citizens Insurance Company of America and its affiliates, our subsidiary, from February 1999 to January 2004; our Chief Administrative Officer and Secretary from October 1998 to February 1999; our Executive Vice President from September 1995 to 1998; our Chief Operating Officer from September 1995 to March 1997; our Chief Administrative Officer from 1994 to June 1995, and President thereafter until September 1995; our Executive Vice President and Chief Operating Officer from 1990 to 1991 and 1992 to 1994; President, Computing Technology, Inc. our subsidiary from 1991 to 1992; our Executive Vice President, Data Processing, from 1987 to 1991; Executive Vice President, Continental Investors Life Insurance Company from 1989 to 1992.
Geoffrey M. Kolander, Vice President and General Counsel of the Company since 2006; named Corporate Secretary in 2007; General Counsel of Tejas Industries from 2005 to 2006; Attorney at the Underwood Law Firm from 2001 to 2005; Licensed Attorney: State Bar of Texas and State Bar of Colorado; Trustee of Southwestern Baptist Theological Seminary.
Dr. Richard C. Scott, Private Investments, 2006 to present; Former Vice President, Development, Baylor University, Waco, Texas from 1996 to 2006; 1977 to 1996, Dean of Hankamer School of Business, Baylor University; 1972 to 1977, Associate Dean, Director of Graduate Studies, Professor of Management, Hankamer School of Business, Baylor University; 1971 to 1972, Acting Dean while Dean was on leave; 1968 to 1971, Associate Professor of Management, Director of Special Programs, Hankamer School of Business, Baylor University; 1964 to present, Consultant to various firms and governmental agencies in the areas of planning, management strategy, acquisition and sale of business and business evaluations; 1997 to January 2004, Director of Winnebago Industries; 1994 to 1997, Chairman of the Board of Trustees of Annuity Board of the Southern Baptist Convention; 1990 to 1997, Member of Executive Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1990 to 1994 Chairman of the Investment Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1989 to 1994, Member of Investment Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1988 to 1989, Member of the Finance Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1980 to 1987, Member of the Board of Directors of the Central National Bank; 1976 to present, Owner of controlling interest (with partner) in Trumas, Inc., a closely held corporation; 1976 to present, General partner of S&T Financial, Ltd.
Grant G. Teaff, Executive Director, American Football Coaches Association from 1994 to present.

None of our directors is a director of any other company with a class of securities registered under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.
What Constitutes Independence for non-employee Directors
Citizens determines whether a director and nominee to be a director is “independent” in accordance with the New York Stock Exchange (“NYSE”) requirements for independent directors (Section 303A of the NYSE’s Listed Company Manual). In order to be considered independent, other than in his capacity as a member of the Board of Directors or any board committee, a director may not accept any consulting, advisory or other compensation fees from Citizens, and may not be an affiliated person of Citizens or any subsidiary. In addition to compliance with NYSE independence requirements, the Board is also responsible to determine affirmatively that each independent director has no other material relationship with Citizens or its affiliates or any executive officer of Citizens or his or her affiliates. A relationship will be considered “material” if in the judgment of the Board it would impair their effectiveness or independent judgment as a director.
Our Board of Directors has determined that directors Gage, Scott, Shelton, Sloan, Teaff, and Timmerman are independent as set forth in the NYSE independence requirements. In addition, our Board of Directors has determined that each member of the Audit Committee and the Compensation Committee of our Board of Directors is independent in compliance with the independence requirements of the NYSE.
Your Board of Directors recommends a vote for the election of the Class A nominees. Proxies solicited by the Board of Directors will be voted for the nominees as indicated above unless instructions are given to the contrary.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Our business affairs are conducted under the direction of our Board of Directors. The Board of Directors held seven (7) meetings during 2007, at which all directors were present for at least 75% of the meetings. We do not have an attendance policy, although our directors are expected to attend Board Meetings. The non-management directors hold regularly scheduled executive sessions in which those directors meet without management participation. The director chosen to preside at these sessions is determined on an informal basis at the time of the meeting. In addition, our Board members are encouraged to attend our annual meetings of shareholders, and all but one of our Board members attended our 2007 Annual Meeting of Shareholders.
To assist it in carrying out its duties, the Board has delegated certain authority to three separately-designated standing committees whose functions are described below:
Audit Committee
Members at December 31, 2007: Directors Gage, Scott and Timmerman
Number of Meetings in 2007: 6
Functions:
•	Assists the full Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance.

•	Responsible for the appointment, compensation and oversight of the work of our registered independent public accounting firm.

•	Monitors the independence and performance of our registered independent public accounting firm and internal auditors.

•	Maintains, through regularly scheduled meetings, a line of communication between the Board and our financial management, any internal auditors and our registered independent public accounting firm.

•	Oversees compliance with our policies for conducting business, including ethical business standards.

•	Oversees our assessment of internal controls as required by the Sarbanes-Oxley Act.
The Board of Directors adopted a restated Audit Committee Charter in November 2002 and subsequently amended and restated the charter on April 22, 2004. The charter is posted on our website at www.citizensinc.com.
Our Board of Directors has determined that Dr. Richard C. Scott is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. Dr. Scott served as Dean of Hankamer School of Business of Baylor University from 1972 to 1977; from 1971 to 1972 he was the Associate Dean, Director of Graduate Studies, Professor of Management, Hankamer School of Business, Baylor University. He also has been Associate Professor of Management, Director of Special Programs, Hankamer School of Business, Baylor University.
Our Class A common stock is listed for trading on the New York Stock Exchange. Pursuant to NYSE rules, the Audit Committee is comprised of three or more directors as determined by the Board of Directors, each of whom is independent. Our Board of Directors has determined that all of the members of the Audit Committee are independent, as defined in the listing standards of the NYSE and the rules of the SEC.
Compensation Committee
Members at December 31, 2007: Directors Scott, Shelton and Teaff
Held one meeting in 2007.
Functions:
•	Assists the full Board in overseeing the management of our human resources including:
•	establishing, implementing and continually monitoring adherence with our compensation philosophy.

•	assisting Chief Executive Officer performance and compensation.

•	overseeing executive development and succession and diversity efforts.
•	Oversees the evaluation of management.

•	Reviews the Compensation Discussion & Analysis (“CD&A”), and discusses the CD&A with our management. The Compensation Committee then recommends to the full Board of Directors that the CD&A be included in the Proxy Statement or discloses to the full Board of Directors the reasons that it cannot make such a recommendation.
A copy of our Compensation Committee Charter adopted on March 13, 2007 is posted on our website at www.citizensinc.com.
Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee.
Executive Committee
Members at December 31, 2007: Directors Harold E. Riley, Gage and Sloan
Number of Meetings in 2007: 16
Functions:
•	Authority to manage our business affairs.

•	May not take action when majority of all members of the Board is required by law or by our Articles of Incorporation or Bylaws.

•	Material actions by the committee are subsequently reviewed by the Board.
Nominating/Corporate Governance Functions
Our Board of Directors does not maintain a nominating/corporate governance committee with respect to (i) identifying, evaluating or recommending candidates for our Board of Directors, and (ii) shaping our corporate governance. Instead, these functions are performed by the full Board of Directors. Our Board does not maintain a nominating committee for the following reasons:
•	We are considered to be a “controlled” company since the majority of the members on our Board of Directors are elected by our Chairman, Harold E. Riley, through his beneficial ownership of all of our outstanding Class B common shares. Under NYSE rules, “controlled” companies are not required to maintain a nominating committee.
•	A majority of the directors on our Board of Directors are considered to be independent; thus, we believe that the nominating duties and corporate governance rules with respect to the Class A directors can be accomplished in a disinterested manner by our entire Board of Directors.
Our Board of Directors will consider a candidate for a Class A director position proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Citizens, Inc., Board of Directors, 400 East Anderson Lane, Austin, Texas 78752, Attn.: Rick D. Riley. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Board in determining the qualifications of the individual. The Board will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.
The Board evaluates nominees for directors recommended by shareholders in the same manner in which it evaluates other nominees for directors. Minimum qualifications include the factors discussed above.

Code of Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which we have posted on our website located at www.citizensinc.com. You may also obtain a copy of our Code by requesting a copy in writing addressed to Citizens, Inc. at 400 East Anderson Lane, Austin, Texas 78752, Attn: Rick D. Riley or General Counsel, or by calling us at 512-837-7100.
Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:
•	We will comply with all laws, rules and regulations;
•	Our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;
•	Our directors, officers and employees are to protect our assets and maintain our confidentiality;
•	We are committed to promoting values of integrity and fair dealing; and
•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.
Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (CD&A)
The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for our executive officers identified in the Summary Compensation Table on page 18 below.
Overview of the Compensation Program. As more fully described below, the Compensation Committee of the Board of Directors (the “Compensation Committee”), which is composed of three independent directors, has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy for our executive officers as well as our directors. The compensation setting process consists of establishing compensation for each executive based on our long-term objectives. The Compensation Committee also considers competitive industry practices and other factors in structuring executive compensation. We do not utilize incentive based compensation, nor do we offer bonuses or stock options. Our executive compensation consists of salary and access to our qualified profit-sharing plan. The Compensation Committee seeks to ensure that executive compensation is fair, reasonable and competitive. In order to make this determination, toward the end of each calendar year, the Compensation Committee generally evaluates the Company’s performance relative to its business plan, and then does the same with respect to similar companies. Additionally, each executive officer’s contribution to our achievements during the year is evaluated.
Compensation Philosophy. The goal of the Compensation Committee is to ensure that we employ qualified, experienced executive officers whose financial interests are aligned with that of our shareholders. Because the Compensation Committee does not believe that a systematic pattern exists between executive compensation and performance variables, our compensation philosophy is not structured to “motivate” preferable behaviors from our personnel through bonus incentives. Rather, our primary objective is to acquire and retain people of integrity who take pride in delivering quality results.

Compensation Performance Analysis. Our executive management team is led by Harold E. Riley and Rick D. Riley. Harold E. Riley, our founder, was elected as our Chairman of the Board and Chief Executive Officer in 1987, although as our founder, his tenure began in 1968. In October 2000, Rick D. Riley was named as Chief Executive Officer of our life insurance companies. Harold E. Riley is the Chief Executive Officer and Chairman of Citizens, Inc. Rick D. Riley, our Vice Chairman, assumed the position of our President on July 16, 2007, and serves in those roles, in addition to being Chairman, Chief Executive Officer and President of our life insurance companies. Harold E. Riley and Rick D. Riley have always been, and currently are, employed by us on an “at-will” basis.
The Compensation Committee conducted a thorough review of the performance of Harold E. Riley and Rick D. Riley, as well as the other executive officers, for the year 2007. This review included an evaluation of the progress made by us towards the attainment of our stated corporate objectives and the role these individuals played in our progress. The review also included a broad based comparison of salaries of senior executives of other public life insurance holding companies who are typically identified as comparable to us, as well as the manner in which such executives are compensated.
We made significant progress financially in 2007 compared to 2006. Despite the continued impact of legislatively and judicially mandated extensions for filing claims and lawsuits in Louisiana, the location of the our home service business subsidiaries, the Company experienced strong financial growth in 2007 compared to 2006. Our net income per common share was $0.35 in 2007, which increased from net income of $0.16 per share in 2006. Net income grew sharply in 2007, reaching $16.6 million, or 90.8% over net income of $8.7 million in 2006. We also experienced a 15.8% increase in premium income in 2007 over 2006.
Giving consideration to these factors, the Compensation Committee was encouraged by the progress we made during 2007, and it considers Harold E. Riley and Rick D. Riley to be valuable executive officers in implementing our stated corporate objectives. Harold E. Riley continues to play a significant role in leading the executive management team in accordance with the ideals and philosophies upon which he established our Company. In mid-2007, Rick D. Riley assumed the role of President of our Company, which significantly increased his responsibilities in the holding company operations.
Compensation Comparables. To assist in establishing the compensation for 2008, the Compensation Committee also utilized independent sources to identify “comparables” within our industry — this is often referred to as “benchmarking.” We believe that a benchmark should be just that, a point of reference for measurement, but not the determinative factor for our executives’ compensation. The purpose of the comparison is not to supplant the analysis of individual performance of an executive we consider when making compensation decisions. Because the comparative compensation information is one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use.
The Compensation Committee established our current peer group of companies in 2006. In 2006, the following companies were identified as comparables: Erie Family Life Insurance Company, Financial Industries Corporation, Independence Holding Company, KMG America, Kentucky Investors, Inc., National Western Life, Security National Financial Corporation, UTG, Inc., and Cotton States Life. In 2007, Security National Financial Corporation and Cotton States Life were removed from the list of comparable companies and replaced by Kansas City Life Insurance Company. Compensation data found on these comparables was limited to only those individuals for whom compensation information was disclosed publicly. As a result, the data typically included only the five most highly compensated officers at each company as of their latest public filing. Generally, this correlated to the Chairman/CEO, Vice Chairman, President and the individuals who are executive vice presidents or the equivalent with us. Additional data obtained on each comparable company included total assets, debt, revenue and net income. No research was conducted to assist in establishing comparable duties nor compensation at other levels within us.

Comparative Compensation Analysis. The overall results of the comparables study provided additional information for the Compensation Committee’s final determination. As noted above, the Compensation Committee reviewed a number of factors within the comparable companies; however, the focus of attention was on base salary compensation, which consisted of salary excluding bonuses and any matching contributions to a company’s 401(k) plan.
For the purposes of the comparison analysis, five comparables were selected for discussion in 2007. The Compensation Committee determined that these were the most congruent with Citizens, Inc. in relation to markets, assets, size, revenue and net income. These comparables were: Financial Industries Corporation (“FIC”), KMG America (“KMG”), National Western Life (“National Western”), Erie Family Life Insurance Company (“EFLIC”) and Independence Holding Company (“IHC’). Although National Western’s assets and revenues are larger, it is a publicly traded insurance company in Austin, Texas with international marketing operations that are similar to ours. IHC and KMG were closest to us in assets and revenue. Through the six months ended June 30, 2007, IHC reported assets and revenues of $1,306,596,000 and $214,192,000, respectively. Whereas through the six months ended June 30, 2007, KMG reported assets and revenues of $870,284,000 and $108,348,000, respectively. IHC was closest to us in net income, reporting $8,531,000 through the six months ended June 30, 2007.
It is the opinion of the Compensation Committee that the 2008 annual salaries for Harold E. Riley, and Rick D. Riley be established at $1,000,000 and $450,000, respectively. Based on the Compensation Committee’s analysis, the 2008 compensation for Harold E. Riley, our Chairman and Chief Executive Officer, was determined to be reasonable and appropriate by the Compensation Committee. This amount was significantly lower (approximately 35%) than the base compensation for the Chairman/CEO of National Western and not even reasonably comparable to the $11,414,296 total compensation of the National Western Chairman/CEO. Since National Western reported assets through June 30, 2007 of over $6.7 billion and revenues of approximately $263 million, this difference is understandable. Mr. Riley’s base salary is higher than the base salaries for the CEOs at both IHC and KMG. In the case of IHC, Harold E. Riley’s recommended 2008 base salary was almost three times that of IHC’s CEO, but when contrasted to the total compensation of IHC’s CEO, Harold E. Riley’s recommended 2008 salary was again significantly lower (approximately 28%). At KMG, our amount is more than twice the base compensation for KMG’s Chairman/CEO and only slightly higher than total compensation.
In analyzing these factors, the Compensation Committee performed a subjective analysis of the averages for IHC and KMG, combined with the comparison to National Western, which suggests to the Compensation Committee that $1,000,000 is an appropriate compensation for our Chairman/CEO and $450,000 is an appropriate salary for our President. This is particularly true when considering the fact that a significant majority of the comparable companies had targeted compensation well beyond base salary. The compensation of executives in these companies included bonuses, stock options and contributions to company 401(k) plans — all of which are not included in our compensation plan.
The Compensation Committee followed a similar, albeit slightly less elaborate, process with respect to comparing the compensation for our other senior executives. These salaries were not objectively determined, but instead reflect the levels the Compensation Committee concludes were appropriate based upon our compensation philosophy and experience and tenure of our other senior executives. Finally, the Compensation Committee, in conjunction with senior executive management, also performed a similar analysis with respect to other management personnel.
Board Process and Conclusion. The Compensation Committee’s recommendations are subject to approval by the Board of Directors. The Compensation Committee reviews and discusses the CD&A with our senior executive management, then recommends to the full Board of Directors that the CD&A be included in the Proxy Statement or discloses to the full Board of Directors the reasons that it cannot make such a recommendation. The Board of Directors has completed its analysis, discussed its conclusions with senior executive management, analyzed the Compensation Committee’s recommended 2008 compensation and adopted the recommendation as proposed. A similar exercise was conducted in 2007.

CERTAIN REPORTS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of such reports and amendments thereto furnished to us, we believe that during 2007, all reports were filed on a timely basis, with the exception of a late report of gifts to Ray A. Riley’s indirect accounts in 2006, which he subsequently corrected in a Form 5/A amendment during 2007.
EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers who are elected annually by the Board of Directors at the first meeting of the Board following each annual meeting of shareholders:

Name	Age	Position

Harold E. Riley (1)	79	Chairman, Chief Executive Officer

Rick D. Riley (2)	54	Vice Chairman, President and Chief Corporate Officer

Ray A. Riley (3)	47	Executive Vice President, Chief Marketing Officer

Larry D. Welch (4)	41	Executive Vice President, Chief Operating Officer

Thomas F. Kopetic (5)	48	Vice President, Chief Financial Officer and Treasurer

Geoffrey M. Kolander (6)	32	Vice President, Corporate Secretary and General Counsel

Randall H. Riley (7)	53	Vice President, Investor Relations and Public Relations

Larry E. Carson (8)	54	Vice President, Chief Financial Officer and Treasurer

Joshua G. Arnold (9)	25	Assistant Vice President, Investment Officer

Brent W. Balke (10)	37	Assistant Vice President, Controller

(1)	Mr. Harold E. Riley has served since 1987.

(2)	Rick D. Riley became Vice Chairman in December 1999 and President and Chief Corporate Officer in 2007. He has served in various capacities for us and our affiliates since 1976.

(3)	Ray A. Riley has served in various capacities for us since 1995, including Director of Personnel and Chief Operating Officer.

(4)	Larry D. Welch assumed the position of our Executive Vice President, Chief Operating Officer in June 2005. Mr. Welch had served us as Vice President, Policyowner Service, since May 2003. Prior to that time, he was employed by Capital Synergies, Inc., where he served as Vice President of Operations from November 1999.

(5)	Thomas A. Kopetic joined us as Vice President, Accounting in September 2006. Prior to that, Mr. Kopetic served as Vice President and Controller of United Teacher Associates Insurance Company, Austin, Texas, from October 2003, and Finance Manager of Unitrin P&C Insurance Group, Dallas, Texas, from October 1998 to October 2003.

(6)	Geoffrey M. Kolander has served as Vice President and General Counsel of the Company since 2006; named Corporate Secretary in 2007; General Counsel of Tejas Industries from 2005 to 2006; Attorney at the Underwood Law Firm from 2001 to 2005; Licensed Attorney: State Bar of Texas and State Bar of Colorado; Trustee of Southwestern Baptist Theological Seminary.

(7)	Randall H. Riley joined us in 2006 as Vice President, Latin American Division of CICA Life Insurance Company, and was named Vice President, Investor Relations and Public Relations of Citizens, Inc. in 2008.

(8)	Larry E. Carson joined us as Vice President, Financial Reporting and Tax, and Treasurer in May 2005, and became Chief Financial Officer in 2006. Prior to joining us, he worked at National Western Life Insurance Company, where he served as Assistant Vice President and Assistant Controller from July 1987 to May 2005.

(9)	Joshua G. Arnold joined us in 2005 as a Financial Analyst, and was named Assistant Vice President, Investment Officer in 2007. Prior to joining us, he worked as a sales representative at Arnold Oil Company from January 2002 to January 2005.

(10)	Brent W. Balke joined us as a staff accountant in 1998, and was named Assistant Vice President, Controller in 2008.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
The following table presents the aggregate compensation that was earned by our principal executive officer and our principal financial officer for 2007 and our four most highly compensated executive officers other than the principal executive officer and the principal financial officer. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in any fiscal year, other than what is set forth in the table below.
SUMMARY COMPENSATION TABLE
Annual Compensation

Name and			All Other
Principal			Compensation
Position	Year	Salary	(1)	Total

PEO — Principal Executive Officer Harold E. Riley, Chairman and Chief Executive Officer	2007	$880,004	$42,361	$922,365

PFO — Principal Financial Officer Thomas F. Kopetic, Chief Financial Officer	2007	$154,892	$342	$155,234

Rick D. Riley, Vice Chairman, President and Chief Corporate Officer	2007	$360,973	$42,361	$403,334

Ray A. Riley, Executive Vice President, Chief Marketing Officer	2007	$239,727	$12,298	$252,025

Geoffrey M. Kolander Vice President, General Counsel and Corporate Secretary	2007	$182,708	$342	$183,050

Randall H. Riley Vice President, Investor Relations and Public Relations	2007	$180,200	$3,416	$183,416

(1)	Company contribution to qualified profit-sharing plan. The 2007 amounts represent the results of the 2007 plan year credited in 2008.
Our employees are covered under our qualified profit-sharing plan (the “Plan”). Under the terms of the Plan, all employees who have completed one year of service are eligible to participate. Vesting begins following completion of two years of service and employees become fully vested after six years of service. We made a $500,000 contribution in 2005 and $750,000 in 2006 and $650,000 in 2007. Messrs. H. E. Riley, R. D. Riley, and R. A. Riley and R. H. Riley had, $471,692, $612,617, $83,655 and $14,646, respectively, vested under the Plan as of December 31, 2007, the last year for which allocations are complete.
For additional information on executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” above, beginning on page 13.

Director Compensation
The following table sets forth all compensation that we paid to our directors in 2007.

Fees Earned or Paid
Name of Director	in Cash ($)

Harold E. Riley	$0
Rick D. Riley	$0
Geoffrey M. Kolander	$0
Dr. E. Dean Gage	$13,800
Dr. Richard C. Scott	$13,800
Steven F. Shelton	$12,600
Dr. Robert B. Sloan, Jr.	$12,600
Grant G. Teaff	$12,600
Timothy T. Timmerman	$13,800
We have paid each non-employee director $12,000 per year and reimburse the directors for travel expenses to the Board meetings. Each non-employee director who is on our Board committees also receives $600 per meeting attended. In recognition of the increased demand on outside Directors, the Compensation Committee approved an increase in their fees to $24,000 per year, effective January 1, 2008. Committee compensation will remain the same. Our directors who are also our employees receive no separate or additional compensation for service on the Board or its committees, but rather receive only compensation in connection with their employment by us. Our outside directors do not receive any other compensation, such as stock options or profit sharing.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Richard C. Scott, Chairman
Steven F. Shelton
Grant G. Teaff
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Vice President, Latin American Division of our primary life insurance subsidiary is Randall H. Riley, son of Harold E. Riley, our founder, Chief Executive Officer and Chairman of the Board, and brother of Rick D. Riley, our Vice Chairman, President and a director, and Ray A. Riley, our Executive Vice President, Chief Marketing Officer. In January 2008, Randall H. Riley was also named Vice President, Investor Relations and Public Relations of the Company. Randall H. Riley is employed “at will” and receives an annual salary, beginning in 2008, of $225,000 and participates in our qualified profit-sharing plan. We are not aware of any other transaction, or series of transactions, since January 1, 2007, or any currently proposed transactions, or series of transactions, to which we or any of our subsidiaries was to be a party, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, more than 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
During 2007 and 2006, the following fees were billed to us by our principal accountants:

	2007	2006
Audit Fees	$2,101,707	$2,136,000
Audit Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total	$2,101,707	$2,136,000

To help assure independence of our registered independent public accounting firm, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission rules. This policy is set forth in our Amended Audit Committee Charter. Of the fees shown in the table which were billed by our principal accountants in 2006 and 2007, 100% were approved by the Audit Committee.
RATIFICATION OF APPOINTMENT OF OUR REGISTERED INDEPENDENT PUBLIC
ACCOUNTING FIRM
Our Audit Committee Charter provides that the Audit Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our registered independent public accounting firm.
Our Audit Committee has retained Ernst & Young LLP as our registered independent public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008.
We are requesting that our shareholders ratify the appointment of Ernst & Young LLP by our Audit Committee as our registered independent public accounting firm for the fiscal year ending December 31, 2008. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different registered independent public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008.
One or more members of the firm of Ernst & Young LLP are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.
Ratification of the appointment of Ernst & Young LLP as our registered independent public accounting firm requires the affirmative vote of the holders of a majority of the shares present or represented at the annual meeting, in person or by proxy, entitled to vote on this proposal. Abstentions will count as votes against the proposal. Broker non-votes do not count for voting purposes. The Board recommends a vote FOR such ratification.

AUDIT COMMITTEE REPORT
Our Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of our financial management, registered independent public accounting firm and financial reporting procedures. The Audit Committee Charter was adopted in 2000. The Audit Committee Charter was updated and restated in April 2004 in order to meet the requirements of the Sarbanes-Oxley Act of 2002 and is available on our website at www.citizensinc.com.
Management is responsible for preparing our financial statements and our registered independent public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and our registered independent public accounting firm. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee has met and held discussions with management and our registered independent public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our registered independent public accounting firm.
Dr. Richard C. Scott, the financial expert of the Audit Committee, as well as the other members of the Audit Committee, are independent directors as defined in the rules of the New York Stock Exchange. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the registered independent public accounting firm.
The Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm for our 2006 and 2007 financial statements, the independent registered public accounting firm’s matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and applicable SEC Rules. In addition, our independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and our independent registered public accounting firm have discussed their independence from us and our management, including the matters in those written disclosures.
The Committee has discussed with our independent registered public accounting firm their evaluations of our internal accounting controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions with management and our registered independent public accounting firm referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Dr. Richard C. Scott
Dr. E. Dean Gage
Timothy T. Timmerman

Change in Accountants
     (a) Dismissal of Accountant. KPMG LLP (“KPMG”) were previously the principal accountants for us and our subsidiaries. On March 20, 2006, that firm’s appointment as principal accountants was terminated. The decision to change accountants was made by the Audit Committee of our Board of Directors.
          The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicated that we did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated “the Company’s policies and procedures did not provide for adequate and effective management oversight and review of the Company’s financial reporting process. Specifically, the Company did not revise its management oversight and review protocols to address changes in the qualifications of personnel performing financial reporting functions, and did not provide for effective cross-training of personnel performing financial reporting functions. As a result, numerous material errors were identified in the Company’s financial statement footnotes.” These errors were corrected prior to the issuance of our 2004 consolidated financial statements.
     In connection with the audits of the two fiscal years ended December 31, 2005 and 2004, and the subsequent interim period through March 20, 2006, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised us of the material weakness noted in the previous paragraph.
     We provided KPMG with a copy of the foregoing disclosure and requested that KPMG furnish us with a letter, addressed to the Securities and Exchange Commission, stating whether or not KPMG agreed with the statements made in the disclosure, and, if not, stating the respects in which it did not agree. A copy of the letter from KPMG, dated March 23, 2006, was attached as Exhibit 16.1 to our Current Report on Form 8-K dated March 20, 2006.
     (b) Engagement of a New Accountant. Effective March 23, 2006 we engaged Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm. The decision to engage E&Y was made by the Audit Committee of our Board of Directors.
OTHER BUSINESS
Should any other business come before the Meeting, and management is not aware of any at this time and does not expect any, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.

ANNUAL REPORT AND OTHER MATERIAL
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 3, 2008: The Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/cia. A copy of the report of the Compensation Committee and the Audit Committee of the Board of Directors accompany this Proxy Statement. No part of such material is incorporated herein and no part thereof is to be considered proxy soliciting material.
We file our proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can inspect and obtain a copy of our proxy statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.citizensinc.com our proxy statements filed with the SEC pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. Our Annual Report can also be viewed at our website.
ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT
This Proxy Statement and our 2007 Annual Report are available on our website at www.citizensinc.com. If you vote by Internet, simply follow the prompts regarding electronic distribution consent on that site.
SHAREHOLDER PROPOSALS
Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 400 East Anderson Lane, Austin, Texas 78752 by January 2, 2009. The proposal should be sent to the attention of our Secretary.
The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above or to introduce an item of business at an annual meeting of shareholders. These procedures require that shareholders must submit items of business in writing to our Secretary at our principal executive offices. We must receive the notice of your intention to propose an item of business at our 2009 Annual Meeting no later than 45 days in advance of the 2009 Annual Meeting if it is being held within 30 days preceding the anniversary date (June 3, 2008) of this year’s meeting.
Our annual meeting of shareholders is generally held on the first Tuesday in June. Assuming that our 2009 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 19, 2009.
For any other meeting, the item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.
In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for shareholder proposals.

CORPORATE GOVERNANCE INFORMATION AVAILABILITY
Our Compensation Committee Charter, Audit Committee Charter, and the Corporate Governance Guidelines are available on our website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151, Attn: Geoffrey M. Kolander, Secretary.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any communication from a shareholder or interested party to the Board of Directors may be mailed to:
Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752
Attn: Board of Directors (or committee name or director’s name as appropriate)
It should be clearly noted on the mailing envelope that the letter is a “Board of Directors Communication.” All such communications should identify the author as a shareholder or interested party and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. This procedure for communicating with the Board of Directors is also posted on our website at www.citizensinc.com.

BY THE ORDER OF THE BOARD OF DIRECTORS

Austin, Texas	Geoffrey M. Kolander, Secretary

Date: April 24, 2008

**	Map not to scale
There are several routes to Buchanan Dam, Texas. This map outlines two. If you are leaving from the north side of Austin, take HWY 183 North towards Lampasas. At Seward Junction, turn left (west) on HWY 29 towards Burnet. From Seward Junction, it is 35 miles to the property entrance. Stay on HWY 29. From “downtown” Burnet, Buchanan Dam is approximately 12 miles. At Inks Lake bridge, you are 1 mile from the entrance to the property which is just past Buchanan Dam on your right. The entrance to the property has a guard tower with a Citizens Academy sign, immediately preceded by a fence with red columns.
An alternate and more scenic route is HWY 71 (there are several ways to 71 from Austin other than IH 35). From HWY 71, take HWY 281 North towards Marble Falls. In Marble Falls, turn left on Farm Road 1431 (Pizza Hut and Shell will be on the left). Follow Farm Road 1431 to HWY 29 at the flashing red light and turn right. Buchanan Dam is 2.9 miles from this intersection. Again, look for the guard tower with the Citizens Academy sign on your left.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 000004 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 2, 2008. Vote by Internet Log on to the Internet and go to www.envisionreports.com/cia Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. 123456 C0123456789 12345Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. For Withhold For Withhold 01 — Dr. E. Dean Gage 02 — Steven F. Shelton 03 — Timothy T. Timmerman 04 — Dr. Robert B. Sloan, Jr. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for 2008. 3. To transact such other business as may properly come before the meeting or any adjournment thereof. B Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 0176491 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND STOCK# 00W39B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Proxy — Citizens, Inc. Notice of Annual Meeting of Shareholders of Citizens, Inc. Executive Offices: 400 East Anderson Lane, Austin, Texas 78752 Notice is hereby given that the Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 3, 2008, at 10:00 a.m., Central Daylight Time, at Citizens Academy, 18617 East Highway 29, Buchanan Dam, Texas 78609, for the purposes stated on the reverse side of this proxy. Shares represented by properly executed proxies received by us prior to the Meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal it will be voted FOR Proposals 1 and 2. If other matters come before the Meeting, the persons named on the accompanying proxy will vote in accordance with their best judgment with respect to such matters. It is important, regardless of the number of shares you hold, that your stock be represented at the Meeting by a signed proxy card or personal attendance. (Items to be voted appear on reverse side.)